                                                                     Exhibit 4.1



                               GENERAL MILLS, INC.

                              OFFICERS' CERTIFICATE
                                       AND
                              AUTHENTICATION ORDER

        Pursuant to the Indenture dated as of February 1, 1996 (the "Indenture") between General Mills, Inc. (the "Company") and U. S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the "Trustee"), and resolutions adopted by the Board of Directors of the Company on December 17, 2001 and the Finance Committee of the Board of Directors of the Company on December 17, 2001, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

        Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

        A. ESTABLISHMENT OF SERIES PURSUANT TO SECTION 301 OF INDENTURE. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

               (1) The series of Securities being authorized shall bear the title "3.901% Notes due 2007" (the "Notes").

               (2) There shall be no limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of Notes to be authenticated and delivered under the Indenture pursuant to this Officers' Certificate and Authentication Order shall be limited to the amount set forth in Section C below (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

               (3) Interest on each Note will be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph 5 below), except that interest due at Maturity will be paid to the Person to whom the principal of the Note is paid.

               (4) The Notes will mature on November 30, 2007, unless the principal of any Note, or any installment of principal, becomes due and payable prior to such date. If the date of Maturity of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment (as defined in paragraph 6 below) are authorized or obligated by law or executive order to close.

               (5) Each Note will bear interest from and including November 20, 2002 or from and including the most recent Interest Payment Date (as defined below) as to which interest on such Note (or any Predecessor Security with respect to such Note) has been paid or made available for payment at an annual rate of 3.901% until the principal of the Note is paid or made available for payment. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

               The "Interest Payment Dates" for the Notes will be May 30 and November 30 of each year beginning on May 30, 2003 and the Regular Record Dates will be the May 15 or November 15, respectively, next preceding such Interest Payment Date whether or not a Business Day. If any Interest Payment Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from such Interest Payment Date to that next succeeding Business Day.

               Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

               (6) Payment of principal of and premium (if any) and interest on each Note that is represented by a Global Security will be made to the Depositary (as specified in paragraph 16 below) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture.

               Payment of principal of and premium (if any) and interest on each Note that is not represented by a Global Security will be made upon presentation and surrender of such Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office of the Trustee). Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present the
        Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from a registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder thereof as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.

               The "Place of Payment" with respect to the Notes shall be the City of New York.

               (7) The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes being redeemed on the redemption date or (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the treasury rate (as defined below), as determined by the reference treasury dealer (as defined below), plus 15 basis points, plus accrued and unpaid interest on the Notes to but excluding the redemption date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date. The redemption price will be calculated on the basis of a 360-day year of twelve 30-day months. Notice of redemption will be given to the registered Holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the redemption date, which date and the applicable redemption price will be specified in the notice. Once notice of redemption is mailed, the Notes or any portion of the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date. On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes or any portion of the Notes to be redeemed on that date. For purposes of the foregoing:
        (a) "treasury rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date; (b) "comparable treasury issue" means the United States Treasury security selected by the reference treasury dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; (c) "comparable treasury price" means, with respect to any redemption date, (i) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Trustee obtains fewer than three such reference treasury dealer quotations, the average of all such quotations, or (iii) if only one reference treasury dealer quotation is received, such quotation; (d) "reference treasury dealer" means (i) Banc of America Securities LLC and J.P. Morgan Securities Inc. (or their respective associates which are primary treasury dealers), and their respective successors; provided, however, that if either of Banc of America Securities LLC or J.P. Morgan Securities Inc. shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), the Company will substitute another primary treasury dealer; and (ii) any other primary treasury dealer(s) selected by the Trustee after consultation with the Company; and (e) "reference treasury dealer quotation" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

               (8) The Company shall have no obligation to redeem or repurchase any Notes either pursuant to any sinking fund or analogous provision or at the option of any Holder thereof.

               (15) The Notes shall be defeasible, in whole or any specified part, pursuant to Section 1302 or Section 1303 of the Indenture or both such Sections.

               (16) The Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth on the form of Note attached hereto as Exhibit A. Except as provided in the clause (2) of the last paragraph of
        Section 305 of the Indenture, such Global Security may not be exchanged in whole or in part for Securities registered, and no transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture.

        B. ESTABLISHMENT OF FORM OF SECURITIES PURSUANT TO SECTION 201 OF THE INDENTURE. In accordance with Section 201 of the Indenture, the form attached hereto as Exhibit A is hereby established as the form to represent the Notes.

        C. ORDER FOR THE AUTHENTICATION AND DELIVERY OF SECURITIES PURSUANT TO
SECTION 303 OF THE INDENTURE. Pursuant to Section 303 of the Indenture, you are hereby requested, as Trustee under the Indenture, to authenticate, in the manner provided by the Indenture, $135,000,000 aggregate principal amount of the Notes registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc. through the facilities of The Depository Trust Company against payment therefor on November 20, 2002.

        D. CERTIFICATION PURSUANT TO SECTION 102 OF THE INDENTURE. Each of the undersigned has read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities and (ii) the issuance, authentication and delivery of such series of Securities contained in the Indenture have been complied with. In the opinion of the undersigned, all conditions precedent to
(x) the establishment of the Notes and the form of the Notes and (y) the issuance, authentication and delivery of the Notes have been complied with.

        Insofar as this Officers' Certificate and Authentication Order relates to legal matters, it is based upon the Opinion of Counsel delivered by the Company to the Trustee contemporaneously herewith.

        IN WITNESS WHEREOF, the undersigned have hereunto signed our names on behalf of the Company.

Dated:  November 20, 2002


                                       GENERAL MILLS, INC.


                                       By     / s / James A. Lawrence
                                          --------------------------------------
                                          James A. Lawrence
                                          Executive Vice President and Chief
                                          Financial Officer



                                       By     / s / David B. VanBenschoten
                                          --------------------------------------
                                          David B. VanBenschoten
                                          Vice President and Treasurer



                                  CERTIFICATION

        I, Elizabeth L. Wittenberg, an Assistant Secretary of the Company, do hereby certify that James A. Lawrence is on the date hereof the duly elected or appointed Executive Vice President and Chief Financial Officer of the Company and the signature set forth above is his own true signature, and further certify that David B. VanBenschoten is on the date hereof the duly elected or appointed Vice President and Treasurer of the Company and the signature set forth above is his own true signature.

                                              / s / Elizabeth L. Wittenberg
                                          --------------------------------------
                                          Elizabeth L. Wittenberg
                                          Assistant Secretary

                                                                       Exhibit A



REGISTERED NO. ____________                       PRINCIPAL AMOUNT:$____________



                               GENERAL MILLS, INC.

                              3.901% NOTE DUE 2007

CUSIP NO. 370334AV6             ISIN No. US370334AV64            Common Code No.

        [Applicable if the Note is a Global Note: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of ___________ (U.S. $______________) on November 30, 2007 (the
"Maturity Date"), and to pay interest thereon from and including November 20, 2002 or the most recent Interest Payment Date (as defined below) as to which interest has been paid or made available for payment, semiannually in arrears on May 30 and November 30 in each year (each an "Interest Payment Date"), commencing on May 30, 2003, at the rate of 3.901% per annum until the principal hereof has been paid or duly made available for payment. Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Each payment of interest hereon will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

        The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom the principal is paid. Any such interest not so punctually paid or made available for payment will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        [For use if the Note is a Global Note: Payment of principal of and premium (if any) and interest on this Note will be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Note represented hereby for all purposes under the Indenture.]

        [For use with certificated Notes: Payment of principal of and premium (if any) and interest on this Note will be made upon presentation and surrender of this Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office of the Trustee). Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present this Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from the registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.]

        The "Place of Payment" with respect to this Note shall be The City of New York.

        All payments on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Any payment on this Note due on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue for the period from and after such date.

        "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.

        Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION      GENERAL MILLS, INC.
This is one of the series
designated herein referred
to in the within-mentioned
Indenture.                                   By:________________________________
                                                David VanBenschoten
                                                Vice President, Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                             Attest:____________________________
  By:___________________________________            Elizabeth L. Wittenberg
            Authorized Officer                      Assistant Secretary


             OR


________________________________________     [SEAL]
as Authenticating Agent for the Trustee


  By:___________________________________
             Authorized Officer

                                [REVERSE OF NOTE]

                               GENERAL MILLS, INC.


                              3.901% NOTES DUE 2007

        This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as 3.901% Notes Due 2007 (the "Notes").

        In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the unpaid principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Company may redeem this Note, in whole or in part, at its option at any time or from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of this Note being redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the treasury rate (as defined below), as determined by the reference treasury dealer

(as defined below), plus 15 basis points, plus accrued and unpaid interest on this Note to but excluding the redemption date. Notwithstanding the foregoing, installments of interest on this Note that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holder as of the close of business on the relevant Regular Record Date according to this Note and the Indenture. The redemption price will be calculated on the basis of a 360-day year of twelve 30-day months. Notice of redemption will be given to the registered Holder of this Note not less than 30 nor more than 60 days prior to the redemption date, which date and the applicable redemption price will be specified in the notice. Once notice of redemption is mailed, this Note, or any portion of this Note called for redemption, will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date. On and after the redemption date, interest will cease to accrue on this Note or any portion of this Note called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on this Note, or any portion of this Note to be redeemed, on that date.

        "Treasury rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

        "Comparable treasury issue" means the United States Treasury security selected by the reference treasury dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable treasury price" means, with respect to any redemption date,
(A) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (B) if the Trustee obtains fewer than three such reference treasury dealer quotations, the average of all such quotations, or (C) if only one reference treasury dealer quotation is received, such quotation.

        "Reference treasury dealer" means (A) Banc of America Securities LLC and J.P. Morgan Securities Inc. (or their respective associates which are primary treasury dealers), and their respective successors; provided, however, that if either of Banc of America Securities LLC or J.P. Morgan Securities Inc. shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), the Company will substitute another primary treasury dealer; and (B) any other primary treasury dealer(s) selected by the Trustee after consultation with the Company.

        "Reference treasury dealer quotation" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

        In the event of redemption or repayment of this Note in part only, a new Note or Notes of like tenor in aggregate principal amount equal to and in exchange for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof; provided, that such Note or Notes shall be issued only in denominations of $1,000 and integral multiples thereof.

        The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture. No such additional Securities may be issued if an Event of Default has occurred with respect to these Notes.

        The Indenture contains provisions for defeasance at any time of either the entire principal of the Notes or of certain covenants and Events of Default with respect to the Notes, in either case upon compliance by the Company with certain conditions set forth in the Indenture.

        [This Note is exchangeable for definitive Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that this Note shall be so exchangeable or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of $1,000 and integral multiples thereof. No Notes shall be issuable in denominations of less than $1,000. If this Note is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms in registered form and of differing denominations aggregating a like amount.]

        As provided in the Indenture and subject to the limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No Notes will be issuable in denominations of less than $1,000. As provided in the Indenture and subject to the limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor in denominations of $1,000 and integral multiples thereof, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.


        As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Note at such holder's address as it appears on the Security Register (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

        Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

        The Indenture is, and this Note shall be, governed by and construed in accordance with the laws of the State of New York.

                           ---------------------------

                                  ABBREVIATIONS


           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    --as tenants in common            UNIF TRAN MINACT--______CUSTODIAN_______
TEN ENT    --as tenants by the entireties                (Cust)       (Minor)
JT TEN     --as joint tenants with right      Under Uniform Transfers to Minors Act
             of survivorship and not as
             tenants in common                  _________________________________
                                                             (State)

        Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or
Other identifying Number of Assignee

 ________________

/________________/______________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint ____________________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: _______________________           _______________________________________

                                         _______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.